EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                               H & H IMPORTS, INC.

                                      * * *

                                    ARTICLE 1
                                      Name
                                      ----

         The name of the corporation is H & H IMPORTS, INC.


                                    ARTICLE 2
                                     Purpose
                                     -------

         The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.


                                    ARTICLE 3
                                  Capital Stock
                                  -------------

         Section 1. The total number of shares of stock which the Corporation shall have the authority to issue shall be 200,000,000 shares of Common Stock of the par value of $.0001 per share and 10,000,000 shares of Preferred Stock.

         Section 2. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to provide for the issuance of shares of Preferred Stock in series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the designation of the series, which may be by distinguishing number, letter or title;

         (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

         (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

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         (d) the rate of any dividends (or method of determining such dividends)
payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

         (e) the price or prices (or method of determining such price or prices)at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

         (f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

         (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, reorganization or winding up of the affairs of the Corporation;

         (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

         (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

         (j) the voting rights, if any, of the holders of shares of the series.


                                    ARTICLE 4
                        Right to Amend or Repeal Articles
                        ---------------------------------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or any amendment hereto, in the manner now or hereafter prescribed by statute, and all rights and powers herein conferred on shareholders are granted subject to this reserved power.

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                                    ARTICLE 5
                   Indemnification of Directors, Officers and
                   ------------------------------------------
                        Other Authorized Representatives
                        --------------------------------

         Section 1. Indemnification in Accordance with Bylaws. The Corporation shall indemnify its officers, directors, employees and agents against liabilities, damages, settlements and expenses (including attorneys' fees) incurred in connection with the Corporation's affairs, and shall advance such expenses to any such officers, directors, employees and agents, to the full extent permitted by law, and as more particularly set forth in the Corporation's Bylaws. Such indemnification provisions of the Corporation's Bylaws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

         Section 2. Effect of Modification. Any repeal or modification of any provision of this Article 5 by the shareholders of the Corporation shall not adversely affect any right to protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

         Section 3. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provision of this Article 5.

         Section 4. No Rights of Subrogation. Indemnification hereunder and under the Bylaws shall be a personal right and the Corporation shall have no liability under this Article 5 to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder or under the Corporation's Bylaws.


                                    ARTICLE 6
                                  Severability
                                  ------------

         In the event any provision (including any provision within a single article, section, paragraph or sentence) of these Articles should be determined by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions and parts hereof shall not be in any way impaired and shall remain in full force and effect and enforceable to the fullest extent permitted by law.

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                                    ARTICLE 7
              Principal Office, Registered Office, Registered Agent
              -----------------------------------------------------

         The address of the principal office of this Corporation is 2666 Tigertail Avenue, Suite 104, Miami, Fl 33133. The address of the initial registered office of this Corporation is 2666 Tigertail Avenue, Suite 104, Miami, FL 33133 and the name of the initial registered agent of this Corporation at that address is Joel Bernstein. The undersigned, having been named as registered agent to accept service of process for this Corporation at the place designated herein, is familiar with and accepts the duties and obligations as registered agent for this Corporation and agrees to act in this capacity.


                                    ARTICLE 8
                                  Incorporator
                                  ------------

         The name and address of the person signing these Articles is Joel Bernstein, 2666 Tigertail Avenue, Suite 104, Miami, FL 33133.


                                    ARTICLE 9
                                    Elections
                                    ---------

         The corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, related to affiliated transactions. The corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, related to control share acquisitions.

         IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 20th day of November, 2006


                                       /s/ Joel Bernstein
                                       ------------------
                                       Incorporator and Registered Agent

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